Exhibit 99.1

Mawson Infrastructure Group Inc Announces Results of Reverse Stock Split Vote

Mawson stockholders vote in favor of Reverse Stock Split

Sharon, PA and Sydney, Australia — February 7, 2023 — Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson” or the “Company”), a digital infrastructure provider, announced today the results of its stockholder vote in respect of its reverse stock split, which was sent to stockholders on December 23, 2022.

Stockholders voted in favor of the 1 for 6 reverse stock split, and a related resolution to reduce Mawson’s authorized Common Stock from 120,000,000 shares to 90,000,000 shares.

It is anticipated that, after the reverse stock split, the Mawson stock price will meet the Nasdaq listing rules threshold minimum bid price requirement, which essentially requires a listed company’s stock price to remain above $1.

Of the stockholders who voted, more than 99% of the shares voted were voted in favor of the resolutions, with over 68% of shares1 participating in the vote.

It is expected that Mawson shares will trade on a post-reverse stock split adjusted basis on and from February 9, 2023.

James Manning, CEO, commented “Stockholder support for the proposal was strong, especially considering the time of year that we undertook the split. We wish to thank all stockholders who took the time to vote. Once implemented the split should ensure that Mawson will be fully compliant with all the Nasdaq rules. Mawson can also look forward confidently into 2023 with its newly authorized capital structure, and our expectation is that the split won’t have any meaningful impact on our stock liquidity. This result is another piece of welcome news, after the recent appointment of our new independent director, Mr. Rahul Mewawalla.”

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About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure provider, with multiple operations throughout the USA and Australia. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson matches sustainable energy infrastructure with next-generation Mobile Data Center (MDC) solutions, enabling low-cost Bitcoin production and on-demand deployment of infrastructure assets. With a strong focus on shareholder returns and an aligned board and management, Mawson Infrastructure Group is emerging as a global leader in ESG focused Bitcoin mining and digital infrastructure.

For more information, visit: www.mawsoninc.com

1 As at the record date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 21, 2022, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 22, 2022, November 14, 2022 and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:

Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com